Exhibit 99.1

FOR IMMEDIATE RELEASE

WHLR Real Estate Investment Trust Files Definitive Proxy and Mails Letter to Shareholders
Urges Shareholders to Vote “FOR” All of the Company’s Nominees on the WHITE Proxy Card
WHLR Is Taking Decisive Action and Is Executing on Its Transformative Plan to Enhance Shareholder Value
WHLR’s Highly Qualified Board of Directors Remains Committed to Accountability
Through Thoughtful Refreshment

Virginia Beach, VA - November 8, 2019 - Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, today announced that it filed it Definitive Proxy Statement on form 14A with the Securities and Exchange Commission (“SEC”).

In addition, the Company has issued an open letter to its stockholders, regarding proposed Board of Director control and experience of Joseph Stilwell, Stilwell Value Partners VII, L.P., Stilwell Value LLC and certain of their affiliates solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders, which will be held on December 19, 2019 at 9:30 am Eastern Standard Time.

The meeting will take place at the Hilton Garden Inn Virginia Beach Oceanfront Hotel, located at 3315 Atlantic Avenue, Virginia Beach, Virginia 23451. Only shareholders of record at the close of business on November 11, 2019, will be entitled to vote at the meeting.

The full text of the letter is set forth in the attached PDF file.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

FORWARD-LOOKING STATEMENTS
This press release and letter to shareholders in the attached pdf. may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding (i) its Company’s ability to identify and pursue various options designed to maximize shareholder value; (ii) the Company’s ability to reduce operating costs, including general and administrative expenses; (iii) the timing of any reduction in operating costs, including general and administrative expenses; (iv) the Company’s ability to sell non-core assets and to reduce its debt with proceeds from the sales; (v) the Company’s ability to implement a disposition strategy for its assets to create shareholder value; (vi) the Company’s ability to produce reliable cash flows from its real estate portfolio; and (vii) the meeting date and record date for its annual meeting of shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT
Mary Jensen - Investor Relations
(757) 627-9088
mjensen@whlr.us